UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2005

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)		75001 (Zip code)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02. Termination of a Material Definitive Agreement.
In connection with Timothy A. Bienek’s resignation as Executive Vice President and Chief Financial Officer of Affirmative Insurance Holdings, Inc. (the “Company”), effective November 30, 2005, the Company entered into a Separation Agreement and General Release, dated as of December 31, 2005 (“Separation Agreement”), with Mr. Bienek pursuant to which the employment agreement (“Employment Agreement”) with Mr. Bienek effective as of July 14, 2004, was terminated, except for certain restrictive covenants concerning non-disclosure, non-competition, non-solicitation and other issues related to those covenants. Under the Separation Agreement, Mr. Bienek agreed to release the Company from any and all claims. Upon Mr. Bienek’s non-revocation of the Separation Agreement, the Company has agreed to pay Mr. Bienek a cash severance payment of $1,030,000.00 over a period of two years in addition to other entitled payments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ MARK E. PAPE
Mark E. Pape
Executive Vice President and Chief Financial Officer

Date: January 6, 2006